UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2018

QUIDEL CORPORATION (Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10961 (Commission File Number)	94-2573850 (IRS Employer Identification No.)

12544 High Bluff Drive, Suite 200 San Diego, California (Address of Principal Executive Offices)		92130 (Zip Code)
Registrant's telephone number, including area code: (858) 552-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.
In response to the ex parte application of Quidel Corporation (the “Company”) to stay the California State Court’s December 7, 2018 order granting a motion for summary adjudication and for an extension to file a writ petition in the Company's ongoing litigation with Beckman Coulter Inc., on December 18, 2018, the Court issued a minute order granting a stay of his December 7, 2018 order until the California Court of Appeal decides whether to grant or deny stay. In addition, the Court granted a 10-day extension to file a writ petition. The Company has until January 18, 2019 to file a writ petition.
The Company will post a copy of the Court’s December 18, 2018, minute order on its website at http://ir.quidel.com, and, to the extent permitted by any applicable Protective Order, intends to post each additional written order of the Court in this matter to its website after it is available to the Company. Investors and others should note that the Company may disclose important information regarding this litigation matter on its website in posting these orders. Accordingly, investors should monitor the Company’s website in addition to its press releases, filings with the Securities and Exchange Commission, and investor conference calls and webcasts for updates on the litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2018

QUIDEL CORPORATION

By:	/s/ Randall J. Steward
Name:	Randall J. Steward
Its:	Chief Financial Officer